Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of this 10th day of September, 2004, by and among Dynamic Health Products, Inc., a Florida corporation having its principal offices at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777 (the “Purchaser”), Robert T. O’Leary and Linda O’Leary who reside at P.O. Box 132, Scranton, Pennsylvania 18504 (hereinafter individually a “Seller” and collectively the “Sellers”), and Bob O’Leary Health Food Distributor Co., Inc., a Pennsylvania corporation having its principal offices at 701 North Keyser Avenue, Scranton, Pennsylvania 18508 (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company is engaged in developing, wholesaling and distributing a wide variety of non-prescription dietary supplements, vitamins, health food and nutritional products, soft goods and other related products (hereinafter the “Business”), and the Sellers are the owners of all of the Company’s issued and outstanding capital stock; and

WHEREAS, the Purchaser is also engaged in the Business and desires to acquire the Company and the Business and the Sellers wish to sell the Company and the Business;

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. SALE OF SHARES. Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein, at the Closing (the “Closing”) on the Closing Date (as defined in Section 9 below), Sellers agree to sell, assign, transfer and deliver to Purchaser, free and clear of all liens, claims, and encumbrances thereon, and the Purchaser agrees to purchase from Sellers, all of the issued and outstanding shares of capital stock of the Company (the “Shares”), which, on the Closing Date, will consist of 5,000 shares of common stock, par value $1.00 per share. The Shares are owned by the Sellers in the respective amounts set forth in SCHEDULE 2.01.

2. PRICE AND CONSIDERATION. The purchase price to be paid by Purchaser for the Shares and Sellers’ execution and delivery to it at Closing of the Non-Competition Non-Solicitation and Confidentiality Agreement (the “Non-Competition Agreement”) as provided in Section 10.06 hereof is (i) Five Million Five Hundred Thousand and No/100 Dollars ($5,500,000.00), subject to adjustment pursuant to Section 2.02 hereof, plus (ii) the Sellers’ Loan Payment (as defined in Section 2.01) (collectively, the “Purchase Price”). The parties hereto agree that the Purchase Price shall be allocated to the sale of the Shares except that Thirty-Five Thousand and No/100 Dollars ($35,000) and Fifteen Thousand and No/100 Dollars ($15,000) shall be allocated to the Non-Competition Agreement of Robert T. O’Leary and Linda O’Leary, respectively. This allocation is solely for tax purposes and the parties acknowledge and agree that such allocation shall not limit any potential damages suffered by the Company or the Purchaser as a result of any breach of the Non-Competition Agreements. Each of the Purchaser, the Company, and the Sellers hereby covenants and agrees that he, she or it will not take a position that is in any way inconsistent with this allocation on any Tax Return (as defined in Section 3.11).

2.01. Escrow of Break-Up Fee; Payment at Closing. On or before of the date of this Agreement, Purchaser shall deposit One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Break-Up Fee”) with Wachovia Bank, N.A. (the “Escrow Agent”), to be held by Escrow Agent pursuant to the terms of that certain Amended and Restated Escrow Agreement dated of even date herewith (the “Escrow Agreement”), as a deposit against the payment of any Break-up Fee due by Purchaser to Sellers pursuant to Section 18. On the Closing Date and contemporaneously with the transfer and assignment from Sellers to Purchaser of the Shares and the execution and delivery of the Non-Competition Agreement and other Closing deliverables set forth in Sections 7, 8 and 10 hereof, Purchaser shall deliver by certified or bank check or by wire transfer:

(i) to Sellers, the sum of Four Million Nine Hundred Fifty Thousand and No/100 Dollars ($4,950,000.00);

(ii) to the Escrow Agent as provided in Subsection 10.02 hereof, the sum of Five Hundred Fifty Thousand and No/100 Dollars ($550,000.00) for the Escrow Agent to hold for up to six (6) months to fund any indemnification claims by Purchaser pursuant to this Agreement and any reduction in the Purchase Price pursuant to Subsection 2.02 and to disburse pursuant to the terms of the Closing Escrow Agreement (as defined in Subsection 10.02);

(iii) to Sellers, an amount equal to the amounts due from the Company to the Sellers as established on the records of the Company at Closing (the “Sellers’ Loan”), not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate (the “Sellers’ Loan Payment”). The Sellers’ Loan Payment shall be reduced by any amounts due to the Company from the Sellers at Closing. The Sellers shall deliver to the Purchaser not less than three (3) days prior to the Closing a schedule, including all supporting documents and working papers necessary to reasonably establish the amounts reflected on the schedule, setting forth the aggregate outstanding balance of the Sellers’ Loan as of Closing and any amounts due to the Company from the Sellers as of the Closing.

There is attached hereto as SCHEDULE 2.01 a list of the Sellers, the Shares owned by them, the amount to be paid directly to them at Closing for their shares and their execution and delivery of the Non-Competition Agreement, and the amounts to be delivered to the Escrow Agent.

SPA Executed.doc

2.02. Adjustment. The Purchase Price shall be adjusted upward or downward, on a dollar for dollar basis, by the amount by which the net book value of the Company on the Closing Date (without giving effect to the Purchaser’s payment of the Sellers’ Loan) is greater or less than the net book value of the Company on the Reviewed Balance Sheet of the Company at June 30, 2004. For such purposes, “net book value” shall mean total balance sheet assets minus total balance sheet liabilities and shall be calculated on a basis consistent with (a) the Company’s audited financial statements for each of the three (3) years ending December 31, 2003, 2002 and 2001 and reviewed financial statements for each of the first two quarters of 2004, delivered to Purchaser pursuant to Subsection 3.08 hereof, and (b) generally accepted accounting principles applied consistently with prior statements audited and certified by the independent registered public accounting firm of the Company. The adjustment to the Purchase Price, if any, shall be determined and implemented after Closing in accordance with the provisions of Section 11 herein below.

3. REPRESENTATIONS AND WARRANTIES. Each Seller and the Company, jointly and severally, make the following representations and warranties to the Purchaser as an inducement for it to enter into this Agreement. For purposes of this Agreement, where a representation or warranty is limited by the knowledge of Sellers or the Company, the Sellers and the Company shall be regarded as having the actual knowledge of Robert T. O’Leary and Linda O’Leary and the knowledge such person should have after the due and diligent inquiry of a prudent person.

3.01. Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, its state of incorporation. The Company is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Company.

3.02. Authority.

(a) The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets.

(b) The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by the Company’s Board of Directors and by the Company’s stockholders having full power and authority to authorize such actions.

(c) Subject to any consents required under Subsection 3.07 below, the Sellers and the Company have the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Sellers and the Company and constitutes a valid and binding obligation of each Seller and the Company enforceable in accordance with its terms.

SPA Executed.doc

(d) Except as set forth in SCHEDULE 3.02, neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or any Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or any Seller in any way.

3.03. Shares.

(a) The Company’s authorized capital stock consists of 25,000 shares of Common Stock, par value $1.00 per share, of which 5,000 shares have been issued to Sellers and constitute the Shares as defined above. All of the Shares are duly authorized, validly issued, fully paid and non-assessable.

(b) The Sellers are the lawful record and beneficial owners of all the Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, except as set forth in SCHEDULE 3.03, and have, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(c) There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which any Seller or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Company except as set forth in SCHEDULE 3.03. Upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the then issued and outstanding shares of capital stock of the Company, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

3.04. Basic Corporate Records. The copies of the Articles of Incorporation of the Company and any Subsidiaries, as defined in Section 3.06 hereof (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation) and the Bylaws of the Company and any Subsidiaries, as the case may be (certified as of the date of this Agreement as true, correct and complete by the Company’s secretary or assistant secretary), all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

SPA Executed.doc

3.05. Minute Books. The minute books of the Company and any Subsidiaries of the Company, which shall be exhibited to the Purchaser between the date hereof and the Closing Date, each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of each such corporation, if any, and, on the Closing Date, will contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders, respective Boards of Directors and committees of such Boards of Directors of each such corporation.

3.06. Subsidiaries and Affiliates. Any and all businesses, entities, enterprises and organizations in which the Company has any ownership, voting or profit and loss sharing percentage interest (the “Subsidiaries”) are identified in SCHEDULE 3.06 hereto, together with the Company’s interest therein. Unless the context requires otherwise or specifically designated to the contrary on SCHEDULE 3.06 hereto, “Company” as used in this Agreement shall include all such Subsidiaries. Except as set forth in SCHEDULE 3.06 or 3.31, (i) the Company has made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization, (ii) there are no arrangements through which the Company has acquired from, or provided to, any of the Sellers or their affiliates any goods, properties or services, (iii) there are no rights, privileges or advantages now enjoyed by the Company as a result of the ownership of the Company by the Sellers which, to the knowledge of the Sellers or the Company, might be lost as a result of the consummation of the transactions contemplated by this Agreement. Each entity shown on SCHEDULE 3.06 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power to own all of its property and to carry on its business as it is now being conducted. Also set forth on SCHEDULE 3.06 is a list of jurisdictions in which each Subsidiary is qualified as a foreign corporation. Such jurisdictions are the only jurisdictions in which the ownership or leasing of property by each Subsidiary or the conduct of its business requires it to be so qualified. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on SCHEDULE 3.06, are owned, of record and beneficially, by the Company, and on the Closing Date will be owned by the Company, free and clear of all liens, encumbrances, equities, options or claims whatsoever. No Subsidiary has outstanding any other equity securities or securities options, warrants or rights of any kind that are convertible into equity securities of such Subsidiary, except as set forth on SCHEDULE 3.06.

3.07. Consents. Except as set forth in SCHEDULE 3.07, no consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the Business can be conducted by the Purchaser in the same manner after the Closing as heretofore conducted by the Company, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Company.

SPA Executed.doc

3.08. Financial Statements. The Sellers have delivered, or will deliver prior to Closing, to the Purchaser copies of the following financial statements (which include all notes and schedules attached thereto), all of which are true, complete and correct, have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of the Company as of the dates thereof and for the periods covered thereby:

(i) Audited Balance Sheets of the Company for each of the three (3) years ending December 31, 2003, 2002 and 2001, and the related Statements of Operations and Retained Earnings and Statements of Cash Flows of the Company for the fiscal years then ended (the “Financial Statements”); and

(ii) Reviewed Balance Sheets of the Company as of March 31, 2004 and 2003 and the related Statements of Operations, Retained Earnings and Cash Flows for the three months ended March 31, 2004 and 2003. Reviewed Balance Sheets as of June 30, 2004 and 2003 and the related Statements of Operations for the three and six months ended June 30, 2004 and 2003 and the related Statements of Retained Earnings and Cash Flows for the six months ended June 30, 2004 and 2003 (collectively, the “Interim Financial Statements”).

In such financial statements, the Statements of Operations do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and the financial statements for the interim periods indicated include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentation. The independent registered public accounting firm’s reports do not contain a qualified opinion. There are no facts known to any of the Sellers or the Company that, under generally accepted accounting principles consistently applied, would alter the information contained in the foregoing financial statements in any material way.

3.09. Records and Books of Account. The records and books of account of the Company and of each Subsidiary reflect all material items of income and expense and all material assets, liabilities and accruals, and have been, and to the Closing Date will be, regularly kept and maintained in conformity with generally accepted accounting principles applied on a consistent basis with preceding years.

3.10. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company’s Reviewed Balance Sheet as of June 30, 2004 (hereinafter the “Basic Warranty Date Balance Sheet” and the “Basic Warranty Date”, respectively), or disclosed in SCHEDULE 3.10, there are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of the Company under any pension, health and welfare benefit plan, vacation plan or other plan of the Company, (ii) tax liabilities

SPA Executed.doc

incurred in respect of or measured by income for any period prior to the close of business on the Basic Warranty Date, or arising out of transactions entered into, or any state of facts existing, on or prior to said date, and (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Company, other than liabilities and contingent liabilities incurred in the ordinary course of business since the Basic Warranty Date consistent with the Company’s recent customary business practice, which will be recorded and/or disclosed in the Final Financial Statements (as defined in Section 11.01) none of which is materially adverse to the Company.

3.11. Taxes.

(a) For purposes of this Agreement, “Tax” or “Taxes” refers to: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) (i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to Taxes required to be filed by the Company with any Tax authority. All such Returns are true, correct and complete in all respects. The Company has paid all Taxes shown to be due on such Returns. Except as listed on SCHEDULE 3.11 hereto, the Company is not currently the beneficiary of any extensions of time within which to file any Returns. The Sellers and the Company have furnished and made available to the Purchaser complete and accurate copies of all income and other Tax Returns and any amendments thereto filed by the Company in the last three (3) years.

(ii) The Company, as of the Closing Date, will have withheld and accrued or paid to the proper authority all Taxes required to have been withheld and accrued or paid.

SPA Executed.doc

(iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against the Company. The Company has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any Tax authority in writing or (B) based upon personal contact with any agent of such Tax authority, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Company which has not been satisfied. The Company is not a party to nor has it been notified in writing that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority, nor does the Company have any reason to believe that any such notice will be received in the future. The Internal Revenue Service has never audited any federal income tax return of the Company. The Company has not filed any requests for rulings with the Internal Revenue Service. No power of attorney has been granted by the Company or its Affiliates with respect to any matter relating to Taxes of the Company. There are no Tax liens of any kind upon any property or assets of the Company, except for inchoate liens for Taxes not yet due and payable.

(v) The Company has no liability for any unpaid Taxes which has not been paid or accrued for or reserved on the Financial Statements and the Interim Financial Statements in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

(vi) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(vii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

(viii) The Company is not a party to, nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

(ix) None of the Company’s assets are tax exempt use property within the meaning of Section 168(h) of the Code.

SPA Executed.doc

(x) The Company made a valid election under Section 1362 of the Code to be treated as an S corporation as defined in Code Section 1361, which election was acknowledged by the IRS and became effective on September 5, 1995. The election has remained in effect since that date without revocation, cessation or termination, and the Company has qualified to be taxed under the provisions of Subchapter S of the Code and under applicable similar provisions of state income tax law for all periods beginning on or after September 5, 1995.

3.12. Accounts Receivable. The accounts receivable of the Company shown on the Basic Warranty Date Balance Sheet, and those to be shown on the Final Financial Statements, as defined in Section 11.01 hereof, are, and will be, actual bona fide receivables from transactions in the ordinary course of business representing valid and binding obligations of others for the total dollar amount shown thereon, and as of the Basic Warranty Date were not (and presently are not) subject to any recoupments, set-offs, or counterclaims. All such accounts receivable are and will be collectible in amounts not less than the amounts (net of reserves) carried on the books of the Company, including the Final Financial Statements, and will be paid in accordance with their terms. Except as listed on SCHEDULE 3.12 hereto, all such accounts receivable are and will be actual bona fide receivables from transactions in the ordinary course of business.

3.13. Inventory. The inventories of the Company are located at the locations listed on SCHEDULE 3.13 attached hereto. The inventories of the Company shown on its Basic Warranty Date Balance Sheet (net of reserves) are carried at values which reflect the normal inventory valuation policy of the Company of stating the items of inventory at average cost in accordance with generally accepted accounting principles consistently applied. Inventory acquired since the Basic Warranty Date has been acquired in the ordinary course of business and valued as set forth above. The Company will maintain the inventory in the normal and ordinary course of business from the date hereof through the Closing Date. Notwithstanding the foregoing, the Company is using commercially reasonable best efforts to sell slow moving inventory prior to the Closing Date.

3.14. Machinery and Equipment. Except for items disposed of in the ordinary course of business, all machinery, tools, furniture, fixtures, equipment, vehicles, leasehold improvements and all other tangible personal property (hereinafter “Fixed Assets”) of the Company currently being used in the conduct of its business, or included in determining the net book value of the Company on the Basic Warranty Date Balance Sheet, together with any machinery or equipment that is leased or operated by the Company, are in fully serviceable working condition and repair. Said Fixed Assets shall be maintained in such condition from the date hereof through the Closing Date. Except as described on SCHEDULE 3.14 hereto, all Fixed Assets owned, used or held by the Company are situated at its business premises and are currently used in its business. SCHEDULE 3.14 describes all Fixed Assets owned by or an interest in which is claimed by any other person (whether a customer, supplier or other person) for which the Company is responsible (copies of all agreements relating thereto being attached to said SCHEDULE 3.14), and all such

SPA Executed.doc

property is in the Company’s actual possession and is in such condition that upon the return of such property in its present condition to its owner, the Company will not be liable in any amount to such owner. There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering either (i) such Fixed Assets or (ii) any liabilities of the Company relating to operation of the Business, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Fixed Assets or any changes in the operations of the Business, any equipment or machinery used therein, or any procedures relating to such operations, equipment or machinery. All Fixed Assets of the Company are set forth on SCHEDULE 3.14 hereto.

3.15. Title to Properties; Certain Real Property Matters.

(a) Except as set forth in SCHEDULES 3.15, 3.16 or 3.26 hereto, the Company and its Subsidiaries, if any, each have good and marketable title to all the real properties used in their respective operations and each is the owner of all other assets used in their respective operations including, without limitation, those shown on the Company’s Basic Warranty Date Balance Sheet (except as to those since sold or otherwise disposed of in the ordinary course of business) and those to be shown on the Final Financial Statements, free and clear of all liens, pledges, encumbrances, security interests, exceptions to title or any other charges or restrictions or title retention agreements of any kind or character whatsoever (whether of record or inchoate). The Sellers will deliver to the Purchaser at least five (5) days before the Closing Date customary and standard reports on the Uniform Commercial Code filing status of the Company and its Subsidiaries with respect to State, County and local filings.

(b) The real property and improvements thereon owned or leased by the Company or any of the Subsidiaries (the “Real Properties”), all of which are described on SCHEDULE 3.15, and their respective operations, do not violate or contravene any planning or zoning ordinance or other administrative regulations or any restrictive covenant or any provision of local law in effect or any other law, ordinance, executive order or judicial decree, whether pertaining to pollution of the earth, water, atmosphere or otherwise, that in any material respect interferes with or prevents the continued use of the Real Properties for the purposes for which they are now being used or which would materially affect the value thereof or the ability to transfer the same under state or federal laws or regulations.

(c) Neither the Sellers nor the Company has received any notice of alleged violation of any applicable planning or zoning regulations, ordinance or other law, order, regulation or other requirement relating to their respective operations or properties including, without limitation of the foregoing, any pertaining to occupational safety and health or pollution of the earth, water or atmosphere.

(d) Each Real Property includes all right, title and interest in and to strips, gores, easements, rights of way, privileges, appurtenances, land lying in the bed of any street,

SPA Executed.doc

road or avenue, opened or proposed, in front of or adjoining such Real Property or any part thereof by reason of change or grade or closing of any street, road, highway or avenue, and all rights belonging to and inuring to the benefit of such Real Property.

(e) The buildings, driveways, and all other structures and improvements upon each Real Property are all within the boundary lines of such Real Property or have the benefit of valid easements and there are no encroachments thereon. There are no outstanding requirements or recommendations by any insurance company that has issued a policy covering any Real Property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any Real Property.

(f) All public utilities required for the operation of the Real Properties either enter the Real Properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements that will inure to the benefit of the Purchaser. All of the public utilities mentioned above are installed and operating, and all installation and connection charges, are paid in full.

(g) The plumbing, electrical, heating, air conditioning, ventilating and all other mechanical or structural systems in the buildings or improvements on the Real Properties are in fully serviceable working order and condition, and the roof, basement and foundation walls of such buildings and improvements are in a condition free of leaks and other defects.

(h) On the date hereof there are no governmental assessments against any of the Real Properties proposed, pending or constituting a lien on or against any of the Real Properties for which the Company would be responsible, which assessments have not been paid in full.

(i) All real estate taxes related to the Company’s lease of the Real Properties are paid by the owner(s) of such Real Properties. There has been accrued as a liability on the Basic Warranty Date Balance Sheet and there will be accrued on the Final Financial Statements all water and sewer charges and utility charges owing to the date thereof, or pro rated where appropriate.

3.16. Leases. All leases of real and personal property of the Company are described in SCHEDULE 3.16, are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights, and have not been assigned or encumbered. The Company has performed in all material respects the obligations required to be performed by it under all such leases to date and it is not in default in any material respect under any of said leases, except as set forth in SCHEDULE 3.16, nor has it made any leasehold improvements required to be removed at the termination of any lease, except signs. No other party to any such lease is in material default thereunder. Except as noted on SCHEDULE 3.16, none of the leases listed thereon require the consent of a third party in connection with the transfer of the Shares.

SPA Executed.doc

3.17. Patents, Software, Trademarks, Etc. The Company owns, or possesses adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its business as now operated by it. The patents, software, trademarks, service marks, copyrights, trade names and trade secrets, if any, registered in the name of or owned or used by or licensed to the Company and applications for any thereof (hereinafter the “Intangibles”) are described or referenced in SCHEDULE 3.17. Sellers hereby specifically acknowledge that all right, title and interest in and to all patents and software listed on SCHEDULE 3.17 as patents owned by the Company are owned by the Company and that the ownership of such patents and software will be transferred as part of the Company to Purchaser as part of the transaction contemplated hereby. No officer, director, shareholder or employee of the Company or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formulae or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to the Company or related to the Business except as listed in SCHEDULE 3.17. All of said Intangibles are valid and in good standing, are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party except as described in SCHEDULE 3.17. The Company has not been charged with, nor has it infringed, nor to the Sellers’ knowledge is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither the Sellers nor the Company has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others. The Company is not now manufacturing any goods under a present permit, franchise or license, except as set forth in said SCHEDULE 3.17. The consummation of the transactions contemplated hereby will not alter or impair any rights of the Company in any such Intangibles or in any such permit, franchise or license, except as described in SCHEDULE 3.17. The Intangibles and the Company’s tooling, manufacturing and engineering drawings, process sheets, specifications, bills of material and other like information and data are in such form and of such quality and will be maintained in such a manner that the Company can, following the Closing, design, produce, manufacture, assemble and sell the products and provide the services heretofore provided by it so that such products and services meet applicable specifications and conform with the standards of quality and cost of production standards heretofore met by it. The Company has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

3.18. Insurance Policies. There is set forth in SCHEDULE 3.18 a list and brief description of all insurance policies on the date hereof held by the Company or on which it pays premiums, including, without limitation, life insurance and title insurance policies, which description includes the premiums payable by it thereunder. SCHEDULE 3.18 also sets forth, in the case of any life insurance policy held by the Company, the name of the insured under such policy, the cash surrender value thereof and any loans thereunder. All such insurance premiums in respect

SPA Executed.doc

of such coverage have been, and to the Closing Date will be, paid in full, or if not due, properly accrued on the Basic Warranty Date Balance Sheet and the Final Financial Statements. All claims, if any, made against the Company which are covered by such policies have been, or are being, settled or defended by the insurance companies that have issued such policies. Up to the Closing Date, such insurance coverage will be maintained in full force and effect and will not be cancelled, modified or changed without the express written consent of the Purchaser, except to the extent the maturity dates of any such insurance policies expiring prior to the Closing Date. No such policy has been, or to the Closing Date will be, cancelled by the issuer thereof, and, to the knowledge of the Sellers and the Company, between the date hereof and the Closing Date, there shall be no increase in the premiums with respect to any such insurance policy caused by any action or omission of the Sellers or of the Company.

3.19. Banking and Personnel Lists. The Sellers and the Company will deliver to the Purchaser prior to the Closing Date the following accurate lists and summary descriptions relating to the Company:

(i) The name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

(ii) The names, current annual salary rates and total compensation for the preceding fiscal year of all of the present directors and officers of the Company, and any other employees whose current base accrual salary or annualized hourly rate equivalent is $20,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

(iii) A schedule of workers’ compensation payments of the Company over the past five full fiscal years and the fiscal year to date, a schedule of claims by employees of the Company against the workers’ compensation fund for any reason over such period, identification of all compensation and medical benefits paid to date on each such claim and the estimated amount of compensation and medical benefits to be paid in the future on each such claim.

(iv) The name of all pensioned employees of the Company whose pensions are unfunded and are not paid or payable pursuant to any formalized pension arrangements, their agent and annual unfunded pension rates.

SPA Executed.doc

3.20. Lists of Contracts, Etc. There is included in SCHEDULE 3.20 a list of the following items (whether written or oral) relating to the Company, which list identifies and fairly summarizes each item:

(i) All collective bargaining and other labor union agreements (if any); all employment agreements with any officer, director, employee or consultant; and all employee pension, health and welfare benefit plans, group insurance, bonus, profit sharing, severance, vacation, hospitalization, and retirement plans, post-retirement medical benefit plans, and any other plans, arrangements or custom requiring payments or benefits to current or retiring employees.

(ii) All joint venture contracts of the Company or affiliates relating to the Business;

(iii) All contracts of the Company relating to (a) obligations for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) obligations under capital leases, (e) debt of others secured by a lien on any asset of the Company, and (f) debts of others guaranteed by the Company.

(iv) All agreements of the Company relating to the supply of raw materials for and the distribution of the products of the Business, including without limitation all sales agreements, manufacturer’s representative agreements and distribution agreements of whatever magnitude and nature, and any commitments therefor;

(v) All contracts that individually provide for aggregate future payments to or from the Company of $5,000 or more, to the extent not included in (i) through (iv) above;

(vi) All contracts of the Company that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (i) through (v) above;

(vii) A complete list of all outstanding powers of attorney granted by the Company; and

(viii) All other contracts of the Company material to the business, assets, liabilities, financial condition, results of operations or prospects of the Business taken as a whole to the extent not included above.

Except as set forth in SCHEDULE 3.20, (i) all contracts, agreements and commitments of the Company set forth in SCHEDULE 3.20 are valid, binding and in full force and effect, and (ii) neither the Company nor any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder. Except as set forth in SCHEDULE 3.20, the sale of the Shares by the Sellers in accordance with this Agreement

SPA Executed.doc

will not result in the termination of any contract, agreement or commitment of the Company set forth in SCHEDULE 3.20, and immediately after the Closing, each such contract, agreement or commitment will continue in full force and effect without the imposition or acceleration of any burdensome condition or other obligation on the Company resulting from the sale of the Shares by the Sellers. True and complete copies of the contracts, leases, licenses and other documents referred to in this Subsection 3.20 will be delivered to the Purchaser, certified by the Secretary or Assistant Secretary of the Company as true, correct and complete copies, not later than four weeks from the date hereof or ten business days before the Closing Date, whichever is sooner.

There are no pending disputes with customers or vendors of the Company regarding quality or return of goods involving amounts in dispute with any one customer or vendor, whether for related or unrelated claims, in excess of $5,000 except as described on SCHEDULE 3.20 hereto, all of which will be resolved to the reasonable satisfaction of Purchaser prior to the Closing Date. To the knowledge of Sellers and the Company, there has not been any event, happening, threat or fact that would lead them to believe that any of said customers or vendors will terminate or materially alter their business relationship with the Company after completion of the transactions contemplated by this Agreement.

3.21. Compliance With the Law. The Company is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement). Except as set forth in SCHEDULE 3.21, the Company has not been and is not now charged with, or to the knowledge of the Sellers or the Company under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the knowledge of any Seller or the Company after due inquiry, are there any circumstances that would or might give rise to any such violation. The Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority.

3.22. Litigation; Pending Labor Disputes. Except as specifically identified on the Basic Warranty Date Balance Sheet or footnotes thereto or set forth in SCHEDULE 3.22:

(i) There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Sellers or the Company, threatened, against the Sellers or the Company, relating to the Business or the Company or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Company or any Seller for any such action.

SPA Executed.doc

(ii) There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Sellers or the Company relating to the Business or the Company the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise adversely affect its method or manner of doing business.

(iii) No work stoppage has occurred and is continuing or, to the knowledge of Sellers or the Company, is threatened affecting the Business, and no representation question involving recognition of a collective bargaining agent exists in respect of any employees of the Company.

(iv) There are no pending labor negotiations or union organization efforts relating to employees of the Company.

(v) There are no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) or unfair labor practices pending or, to the knowledge of the Sellers or the Company, threatened before any governmental or regulatory agency or authority or any court relating to employees of the Company.

3.23. Absence of Certain Changes or Events. The Company has not, since the Basic Warranty Date, except as described on SCHEDULE 3.23:

(i) Incurred any material obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of its business or in connection with the performance of this Agreement, and any such obligation or liability incurred in the ordinary course is not materially adverse, except for claims, if any, that are adequately covered by insurance;

(ii) Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligations or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Basic Warranty Date Balance Sheet, and (b) liabilities incurred since such Basic Warranty Date in the ordinary course of business that were not materially adverse;

(iii) Increased or established any reserve or accrual for taxes or other liability on its books or otherwise provided therefor, except (a) as disclosed on the Basic Warranty Date Balance Sheet or any subsequent Interim Financial Statement, or (b) as may have been required under generally accepted accounting principles due to income earned or expense accrued since the Basic Warranty Date and as disclosed to the Purchaser in writing;

SPA Executed.doc

(iv) Mortgaged, pledged or subjected to any lien, charge or other encumbrance any of its assets, tangible or intangible;

(v) Sold or transferred any of its assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business and which has not been materially adverse;

(vi) Disposed of or permitted to lapse any patents or trademarks or any patent or trademark applications material to the operation of its business;

(vii) Incurred any significant labor trouble or granted any general or uniform increase in salary or wages payable or to become payable by it to any director, officer, employee or agent, or by means of any bonus or pension plan, contract or other commitment increased the compensation of any director, officer, employee or agent;

(viii) Authorized any capital expenditure for real estate or leasehold improvements, machinery, equipment or molds in excess of $5,000.00 in the aggregate;

(ix) Except for this Agreement, entered into any material transaction other than in the ordinary course of business;

(x) Issued any stocks, bonds, or other corporate securities, or made any declaration or payment of any dividend or any distribution in respect of its capital stock; or

(xi) Experienced damage, destruction or loss (whether or not covered by insurance) individually or in the aggregate materially and adversely affecting any of its properties, assets or business, or experienced any other material adverse change or changes individually or in the aggregate affecting its financial condition, assets, liabilities or business.

3.24. Employee Benefit Plans.

(a) SCHEDULE 3.24 lists a description of the only Employee Programs (as defined below) that have been maintained (as such term is further defined below) by the Company at any time during the five (5) years prior to the date hereof.

(b) There has not been any failure of any party to comply with any laws applicable with respect to any Employee Program that has been maintained by the

SPA Executed.doc

Company. With respect to any Employee Programs now or heretofore maintained by the Company, there has occurred no breach of any duty under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other applicable law which could result, directly or indirectly in any taxes, penalties or other liability to the Purchaser, the Company or any affiliate (as defined below). No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company and Seller, threatened with respect to any such Employee Program.

(c) Except as set forth in SCHEDULE 3.24 attached hereto, neither the Company nor any affiliate has ever (i) provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits or (ii) maintained an Employee Program provided to such employees subject to Title IV of ERISA, Section 401(a) or Section 412 of Code, including, without limitation, any Multiemployer Plan.

(d) For purposes of this Section 3.24:

(i) “Employee Program” means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

(ii) An entity “maintains” an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

(iii) An entity is an “affiliate” of the Company for purposes of this Section 3.24 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same “controlled group” as the Company for purposes of ERISA Section 302(d)(8)(C); and

SPA Executed.doc

(iv) “Multiemployer Plan” means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

3.25. Product Warranties and Product Liabilities. The product warranties and return policies of the Company in effect on the date hereof and the types of products to which they apply are described on SCHEDULE 3.25 hereto. SCHEDULE 3.25 also sets forth all product liability claims involving amounts in controversy in excess of $5,000 that are currently either pending or, to the best of the Sellers’ and the Company’s knowledge, threatened against the Company. The Company has not paid in the aggregate, or allowed as credits against purchases, more than one percent (1%) per year of gross sales, as determined in accordance with generally accepted accounting principles consistently applied, during the past three years pursuant to obligations under any warranty or any product liability claim with respect to goods manufactured, assembled or furnished by the Company. The future cost of performing all such obligations and paying all such product liability claims with respect to goods manufactured, assembled or furnished prior to the Closing Date will not exceed the average annual cost thereof for said past three year period.

3.26. Assets. The assets of the Company are located at the locations listed on SCHEDULE 3.26 attached hereto. Except as described in SCHEDULE 3.26, the assets of the Company are, and together with the additional assets to be acquired or otherwise received by the Company prior to the Closing, will at the Closing Date be, sufficient in all material respects to carry on the operations of the Business as now conducted by the Company. The Company (including for such purpose any Subsidiaries thereof listed on SCHEDULE 3.06) is the only business organization through which the Business is conducted. Except as set forth in SCHEDULE 3.16 or SCHEDULE 3.26, all assets used by the Sellers and the Company to conduct the Business are, and will on the Closing Date be, owned by the Company.

3.27. Absence of Certain Commercial Practices. Except as described on SCHEDULE 3.27, neither the Company nor any Seller has made any payment (directly or by secret commissions, discounts, compensation or other payments) or given any gifts to another business concern, to an agent or employee of another business concern or of any governmental entity (domestic or foreign) or to a political party or candidate for political office (domestic or foreign), to obtain or retain business for the Company or to receive favorable or preferential treatment, except for gifts and entertainment given to representatives of customers or potential customers of sufficiently limited value and in a form (other than cash) that would not be construed as a bribe or payoff.

3.28. Licenses, Permits, Consents and Approvals. The Company has, and at the Closing Date will have, all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, “Licenses”) required to conduct the Business. All Licenses of the Company are listed on SCHEDULE 3.28 hereto. At the Closing, the Company

SPA Executed.doc

will have all such Licenses which are material to the conduct of the Business and will have renewed all Licenses which would have expired in the interim. Except as listed in SCHEDULE 3.28 or contemplated by Section 6.01(s) below, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind (collectively, a “Filing”) will be required as a result of the sale of the Shares by Sellers in accordance with this Agreement (a) to avoid the loss of any License or the violation, breach or termination of, or any default under, or the creation of any lien on any asset of the Company pursuant to the terms of, any law, regulation, order or other requirement or any contract binding upon the Company or to which any such asset may be subject, or (b) to enable Purchaser (directly or through any designee) to continue the operation of the Company and the Business substantially as conducted prior to the Closing Date. All such Filings will be duly filed, given, obtained or taken on or prior to the Closing Date and will be in full force and effect on the Closing Date.

3.29. Environmental Matters.

(a) Except as disclosed on SCHEDULE 3.29:

(i) in connection with the operations and activities of the Company and its predecessors at the Real Properties and otherwise, no governmental notice, notification, demand, request for information, citation, summons or order has been received and no governmental investigation, action, claim, suit or proceeding is pending or, to the knowledge of the Company and the Sellers, threatened with respect to any violation or alleged violation of any Environmental Requirements, and no basis exists for the allegation of any such violations;

(ii) no Hazardous Material has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released by the Company or any of its predecessors, or, to the knowledge of the Sellers and the Company, any other party, at, on or under the Real Properties (including soils, groundwater and surface water), as to which removal, clean-up, remediation or corrective action is required under any of the Environmental Requirements;

(iii) to the knowledge of the Company and the Sellers, the Real Properties are not listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.) (“CERCLA”), on CERCLIS (as defined in CERCLA) or on any similar federal, state or local list of Hazardous Materials sites requiring investigation or clean-up;

(iv) the operations of the Company at the Real Properties are in compliance with all Environmental Requirements and are in compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect are transferable, and will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby;

SPA Executed.doc

(v) to the knowledge of the Company and the Sellers, the Real Properties contains no asbestos-containing material; and

(vi) there are no environmental audits or investigation reports in the possession of the Company or any Seller relating to the Real Properties or any operations thereon.

(b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Seller or the Company has knowledge in relation to the Real Properties or any property or facility previously leased by the Company that has not been delivered to Purchaser at least 15 days prior to the date hereof.

(c) Definitions.

(i) “Hazardous Material” means any substance:

A. the presence of which requires investigation or remediation under any Environmental Requirement, as hereinafter defined; or

B. which is or becomes defined as a “hazardous waste”, “hazardous substance”, pollutant or contaminant under any Environmental Requirement or amendments thereto including, without limitation, CERCLA and/or the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.); or

C. the presence of which on any of the Real Properties causes or threatens to cause a nuisance upon such property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about such property; or

D. without limitation, which contains petroleum, including crude oil or any fraction thereof.

(ii) “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

A. All requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases

SPA Executed.doc

of Hazardous Materials, chemicals substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and

B. All requirements pertaining to the protection of the health and safety of employees or the public.

3.30 Broker. Except as specified in SCHEDULE 3.30, neither the Company nor any Seller has retained any broker in connection with any transaction contemplated by this Agreement. Purchaser and the Company shall not be obligated to pay any fee or commission associated with the retention or engagement by the Company or Sellers of any broker in connection with any transaction contemplated by this Agreement.

3.31. Related Party Transactions. Except as described in SCHEDULE 3.31, all transactions during the past five years between the Company and any current or former shareholder or any entity in which the Company or any current or former shareholder had or has a direct or indirect interest have been fair to the Company. No portion of the sales or other on-going business relationships of the Company is dependent upon the friendship or the personal relationships (other than those customary within business generally) of any Seller, except as described in SCHEDULE 3.31. During the past five years, the Company has not forgiven or cancelled, without receiving full consideration, any indebtedness owing to it by any Seller. Except for Robert T. O’Leary’s existing equity ownership in Nutrisport Pharmacal, Inc. and the ownership of not more than 1% of the outstanding securities of any class of any publicly-held corporation, no Seller owns directly or indirectly, any interest in or has any investment or profit participation in any corporation or other entity that is a competitor or potential competitor of or that otherwise, directly or indirectly, does business with the Company, except as described in SCHEDULE 3.31 hereto.

3.32 Patriot Act. The Company and the Sellers certify that neither the Company nor any of its Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Company and the Sellers hereby acknowledge that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company and the Sellers hereby represent, warrant and agree that: (i) none of the cash or property that the Sellers have contributed or paid or will contribute and pay to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company or any of its Subsidiaries to the Purchaser, to the extent that they are within the Company’s and/or its Subsidiaries’ control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Sellers shall promptly notify the

SPA Executed.doc

Purchaser if any of these representations ceases to be true and accurate regarding the Sellers, the Company or any of its Subsidiaries. The Sellers agree to provide the Purchaser any additional information regarding the Company or any of its Subsidiaries that the Purchaser reasonably requests to ensure compliance with all applicable laws concerning money laundering and similar activities.

3.33. Disclosure. All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Sellers or the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by each Seller and the Company herein. No statement, representation or warranty by the Sellers or the Company in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with full and fair disclosure concerning the Company, the Business, and the Company’s affairs.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser makes the following representations and warranties to the Sellers and the Company.

4.01. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Purchaser has the corporate power to own its properties, to carry on its business as now being conducted, and to enter into and perform the terms and provisions of this Agreement.

4.02. Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

4.03. No Conflict or Violation. The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

4.04. Investment Representation. The Shares are being purchased by the Purchaser solely for investment and not for the purpose of resale to any third party.

SPA Executed.doc

4.05. Disclosure. All statements contained in any schedule, certificate, opinion, instrument, or other document delivered by or on behalf of the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Purchaser herein. No statement, representation or warranty of the Purchaser contained in this Agreement or in any document, schedule or certificate furnished or to be furnished to Sellers pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact known to the Purchaser and necessary in order to make the statements of the Purchaser contained herein or therein not misleading.

4.06 Broker. The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement.

4.07 Patriot Act. The Purchaser certifies that neither the Purchaser nor any of its Subsidiaries has been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. The Purchaser hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Purchaser hereby represents, warrants and agrees that: (i) none of the cash or property that the Purchaser has contributed or paid or will contribute and pay to the Company or Sellers has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Purchaser or any of its Subsidiaries to the Company or Sellers, to the extent that they are within the Purchaser’s and/or its Subsidiaries’ control shall cause the Company or Sellers to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Purchaser shall promptly notify the Sellers if any of these representations ceases to be true and accurate regarding the Purchaser or any of its Subsidiaries. The Purchaser agrees to provide Sellers any additional information regarding the Purchaser or any of its Subsidiaries that Sellers reasonably requests to ensure compliance with all applicable laws concerning money laundering and similar activities.

SPA Executed.doc

5. ACCESS TO INFORMATION.

5.01. Cooperation. The Sellers and the Company shall give to the Purchaser, and to the Purchaser’s counsel, accountants, consultants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all facilities and properties of the Company, and shall furnish the Purchaser during such period with all such information and documents concerning the affairs, suppliers and customers of the Company as the Purchaser reasonably may request; provided, however, that no such inspection or examination shall in any way affect, diminish, limit or terminate any of the representations and warranties of the Sellers and the Company hereunder, regardless of any knowledge gained by or available to Purchaser as a result of any such inspection or examination. Without limitation of the foregoing, the Sellers will furnish to Purchaser promptly after such documents are available (i) the Financial Statements and the Interim Financial Statements, (ii) the monthly financial statements for the Company for each monthly period and year to-date periods subsequent to the date of the most recent Interim Financial Statement, all prepared in the form and in a manner consistent with the Interim Financial Statements, and (iii) all filings or reports filed by the Company with federal, state and other governmental agencies having authority over the business activities of the Company.

5.02. Confidentiality. If this Agreement is terminated, neither the Purchaser nor any of its affiliates will use or disclose, directly or indirectly, any information obtained by or on behalf of Purchaser from Sellers or the Company in connection with this Agreement or prepared using such material, and Purchaser will keep all such information confidential, and not use it in any way detrimental to the Company or the Sellers, for a period of five years from the date of this Agreement. Notwithstanding the foregoing, the confidentiality obligations of this Subsection shall not apply to information:

(i) that Purchaser or an affiliate of Purchaser is compelled to disclose by judicial or administrative process, or in the opinion of counsel, by other mandatory requirements of law;

(ii) that can be shown to have been generally available to the public other than as a result of a breach of this Subsection;

(iii) that can be shown to have been provided to Purchaser or an affiliate of Purchaser by a third party who obtained such information other than as a result of a breach of any obligation to the Company;

(iv) that can be shown to have been previously known to Purchaser or any of its affiliates; or

SPA Executed.doc

(v) that can be shown to have been independently acquired by Purchaser or any of its affiliates other than as a result of a breach of this Subsection.

5.03. Further Assurances. Whether or not this Agreement is terminated, Purchaser and its affiliates shall in any event maintain such confidentiality during the period from the date hereof to the Closing Date; provided that Purchaser may release or disclose such information to its attorneys, accountants, financial advisors and other consultants, agents and advisors in connection with the consummation of the transactions contemplated by this Agreement on the same terms as provided for in this Section 5 and by delivering notice to the Company that Purchaser may also make public announcement of the execution and delivery of this Agreement and the general terms and conditions thereof, not including any information disclosed on any of the Schedules attached hereto.

6. COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES.

6.01 Conduct of Business Pending Closing. The Sellers and the Company agree that from and after the date of this Agreement and prior to the Closing and except as otherwise consented to by an officer of Purchaser in writing:

(a) Ordinary Course. They will take all necessary actions to cause, directly or indirectly, as the case may be, the Company to conduct the Business consistent with past practice in the usual and ordinary course (including, without limitation, using reasonable efforts to preserve beneficial relationships between the Company, on the one hand, and its distributors, agents, lessors, suppliers and customers, on the other hand) and continue normal marketing, advertising, distributional and promotional expenditures in connection with the Business, except (i) as may be permitted hereby, (ii) as necessary to consummate the transactions contemplated hereby, or (iii) as otherwise agreed to in writing by Purchaser.

(b) Interrelated Transactions. Except as set forth on SCHEDULE 6.01(b), the Company will not engage in any transactions, intracorporate or otherwise, with any of the Sellers.

(c) Borrowing. The Company will not (i) create, incur or assume any long-term debt (including obligations in respect to capital leases) or any debt for money borrowed (whether long-term or short-term), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other person, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, apart from debt incurred in the ordinary course of business consistent with past practice.

(d) Changes in Compensation. The Company will not (i) increase in any manner the rate of compensation of any officer, employee, or agent other than normal

SPA Executed.doc

predetermined merit increases awarded using standards consistent with past practice or as required by any collective bargaining agreement or contract, (ii) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required or permitted by any existing Employee Program to any such officer, employee or agent, whether past or present, or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement, arrangement or benefit, or to any employment agreement or consulting agreement with a person employed or retained as of the date of this Agreement, or hereafter employed or retained, or to amend any of such plans or any of such agreements or arrangements in existence on the date hereof.

(e) Transfer of Property. The Company will not, except in the ordinary course of business or as otherwise contemplated by this Agreement, sell, transfer, or otherwise dispose of, or encumber or agree to sell, transfer, or otherwise dispose of or encumber, any Real Property, Inventory or Fixed Assets; or sell, transfer, license or otherwise dispose of, or agree to sell, transfer, license or otherwise dispose of, any Intangibles; or terminate or amend any lease.

(f) Maintain Warranties. Neither the Sellers nor the Company will take any action the taking of which, or omit to take any action the omission of which, would cause any of the representations and warranties contained in Section 3 of this Agreement to fail to be true and correct in all respects as of the Closing as though made at, as of and updated to the Closing Date, except as otherwise contemplated by this Agreement.

(g) Liens. The Company will not mortgage or encumber any of its respective assets or enter into any transaction or make any commitment which might result in such an encumbrance, other than in the ordinary course of business, consistent with past practice, or as otherwise contemplated by this Agreement.

(h) Banking and Insurance. No changes will be made in the banking or safe deposit arrangements of the Company or in any policies of insurance currently in effect relating to the Business.

(i) Contracts. The Company shall not waive any material right or cancel any material contract, debt or claim, or assume or enter into a material contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Business and, except in the usual and ordinary course of business, shall not enter into or assume any other contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Business. For purposes of this Section 6.01(i) and without limiting the foregoing, all commitments and agreements having a duration in excess of three months (other than sales contracts with customers or purchase contracts with suppliers in the usual and ordinary course of business and less than $100,000 in aggregate for any one customer or supplier) are deemed to be material and not in the usual and ordinary course of business. The Company shall also refrain from doing any act, omitting any act or permitting any omission of any action, within its control, that would cause a breach or default in any material respect in any of the contracts, commitments or obligations of the Business.

SPA Executed.doc

(j) Corporate Existence. The Company will maintain its corporate existence in good standing in the State of Pennsylvania and in each jurisdiction in which the Company is qualified to do business as a foreign corporation. As soon as practicable following the execution of this Agreement, Sellers shall furnish Purchaser with good standing certificates from the Company’s state of incorporation and each state in which it is so qualified to do business. Sellers shall not permit the Company to merge or consolidate with any other corporation, business or other entity or acquire any assets of any other corporation, business or entity (other than inventory and equipment in the usual and ordinary course of business or as otherwise specifically permitted by this Agreement). No changes will be made in the Certificate of Incorporation or Bylaws, as the case may be, of the Company.

(k) Capital Stock. No changes will be made in the number of shares of the capital stock of the Company that is authorized, issued, outstanding or held in the treasury, nor shall any option or commitment be granted or made with respect to such stock. Any stock repurchase agreement, stock restriction or purchase agreement, or other form of stockholders’ agreement in effect as of the date hereof between any of the Sellers and/or the Company will be terminated, effective immediately before the Closing, or sooner.

(l) Dividends. The Company will not pay or declare any dividend or make any other distribution in respect of the capital stock of the Company or with respect to the earnings of the Company, nor shall it directly or indirectly redeem, purchase or otherwise acquire any such stock or agree to do any of the foregoing.

(m) Current Information. During the period from the date hereof to the Closing Date (i) Sellers and the Company will at the earliest practicable date furnish Purchaser with copies of monthly interim financial statements prepared on a basis consistent with the Interim Financial Statements referenced in Section 3.08 hereof for each month ended after the date hereof, (ii) Sellers and the Company will promptly furnish Purchaser with copies of any other operating reports relating to the Business, and (iii) the Sellers and the Company will promptly notify Purchaser of any material change in the Business or in the normal course of business by the Company and of any governmental complaint, investigation or hearing, or the institution or proposed settlement of any litigation, in each case involving the Business, and of any material developments in any such proceedings.

(n) Disclosure Supplements. From time to time prior to the Closing, Sellers will promptly disclose to the Purchaser in writing (i) any matter that may arise hereafter that, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in the Schedules to Section 3, or (ii) any other matter or information that comes to the attention of Sellers, regardless of the date or origin thereof, that makes any information in said

SPA Executed.doc

Schedules to Section 3 or in any representation and warranty of the Sellers hereunder inaccurate or otherwise must be disclosed to correct any inaccuracy in any representation or warranty of Sellers hereunder.

(o) Preservation of Organization. The Sellers and the Company will use their commercially reasonable best efforts: to preserve the business organization of the Company intact; to keep available to the Purchaser (without making any commitment on its behalf) the services of the present employees of the Company, and make no changes therein except as required in the ordinary course of business; and to preserve for the Purchaser the goodwill of the suppliers, customers and others having business relations with the Company.

(p) Compliance with Laws. The Sellers and the Company will use their commercially reasonable best efforts to duly comply with all applicable laws and regulations in the conduct of the business of the Company, including without limitation of the foregoing, Federal, state, local and foreign environmental protection laws, OSHA and the rules, orders, regulations and guidelines thereunder so far as they may be applicable. The Purchaser shall be promptly notified of any inspection or notice received pursuant to said environmental protection laws, OSHA or other said laws, regulations and guidelines.

(q) Contingent Obligations. No change shall be made in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise, other than changes in the ordinary course of business which shall not be materially adverse.

(r) Facility and Equipment Maintenance. The Sellers and the Company will use their commercially reasonable best efforts to maintain and keep any owned or leased premises, property and assets of the Company in fully serviceable working condition and repair.

(s) Consents. Promptly upon execution of this Agreement, Sellers and the Company shall obtain all consents, approvals or waivers (including, without limiting the generality of the foregoing, consents of any government or governmental agency or other third party) necessary to authorize, approve or permit the full and complete sale, conveyance, assignment and transfer of the Shares to Purchaser and to prevent the default under or breach of any agreement of the Company by reason of such sale and transfer.

(t) Publicity. Neither the Sellers nor the Company shall make any public statement disclosing information relating to this Agreement or the transactions contemplated hereby, including any disclosure to employees other than those to whom disclosure is necessary for the consummation of such transactions, except as agreed upon in advance by Purchaser. However, any disclosure that either the Sellers or the Company considers to be required to be made to any governmental agency or to be mandated by law may be made at the time required or mandated whether or not there is any agreement on the need for, or text of, such disclosure.

SPA Executed.doc

(u) Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, neither the Sellers nor the Company shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than the Purchaser, concerning any purchase of the Shares or any merger, sale of substantial assets or similar transaction involving the Company.

(v) Satisfaction of Conditions. The Company and each of the Sellers shall use their commercially reasonable best efforts to achieve and satisfy, at the earliest practicable date, all conditions to be fulfilled by them or any one of them on or prior to the Closing Date, including but not limited to each and every condition set forth in Section 7 hereof.

(w) Filing Tax Returns Due Prior to Closing. Prior to the Closing, the Company will file all federal and state income tax returns that are due before the Closing Date for itself (including any consolidated subsidiaries) and for any Subsidiaries existing in its last full fiscal year that are not properly included in a consolidated return for such fiscal year, and will pay all taxes shown thereon to be due.

6.02 Tax Matters.

(a) Tax Periods Ending on or Before the Closing Date. The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date as soon as practicable and prior to the date due (including any proper extensions thereof). The Sellers shall permit the Company and the Purchaser to review and provide comments, if any, on each such Return described in the preceding sentence prior to filing. Unless the Purchaser or the Company provides comments to the Sellers, the Company shall deliver to the Sellers each such Return signed by the appropriate officer(s) of the Company for filing within ten (10) days following the Seller’s delivery to the Company and the Purchaser of any such Return. The Sellers shall deliver to the Company promptly after filing each such Return a copy of the filed Return and evidence of its filing. To the extent such Taxes are not fully reserved for in the Company’s Final Financial Statements (as defined in Section 11), the Sellers shall pay to the Company an amount equal to the unreserved portion of such Taxes prior to filing of the Return. The Sellers shall pay the costs and expenses incurred in the preparation and filing of the Tax Returns on or before the date such costs and expenses are due.

If the Company provides comments to the Sellers and at the end of such ten (10) day period the Company and the Sellers have failed to reach written agreement with respect to all of such disputed items, the parties shall submit the unresolved items to the Arbiter (as defined in Section 11.02(b)) for final determination. Promptly, but no later than thirty (30) days after its acceptance of its appointment as Arbiter, the Arbiter shall render an opinion as to the disputed items. The determination of the Arbiter shall be conclusive and binding upon the parties. The

SPA Executed.doc

Company and the Sellers (as a group) shall each pay one half of the fees, costs and expenses of the Arbiter. The prevailing party may be entitled to an award of pre- and post-award interest as well as reasonable attorneys’ fees incurred in connection with the arbitration and any judicial proceedings related thereto as determined by the Arbiter.

(b) Tax Periods Beginning Before and Ending After the Closing Date. The Company or the Purchaser shall prepare or cause to be prepared and file or cause to be filed any Returns of the Company for Tax periods that begin before the Closing Date and end after the Closing Date. To the extent such Taxes are not fully reserved for in the Company’s Final Financial Statements (as defined in Section 11), the Sellers shall pay to the Company an amount equal to the unreserved portion of such Taxes that relates to the portion of the Tax period ending on the Closing Date. Such payment, if any, shall be paid by the Sellers within fifteen (15) days after receipt of written notice from the Company or the Purchaser that such Taxes were paid by the Company or the Purchaser for a period beginning prior to the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period (the “Pro Rata Amount”), and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount that would be payable if the relevant Tax period ended on the Closing Date. The Sellers shall pay to the Company with the payment of any taxes due hereunder, the Sellers’ Pro Rata Amount of the costs and expenses incurred by the Purchaser or the Company in the preparation and filing of the Tax Returns. Any net operating losses or credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a reasonable manner as agreed to by the parties.

(c) Refunds and Tax Benefits. Any Tax refunds that are received after the Closing Date by the Sellers (other than tax refunds received in connection with such Sellers individual tax Returns), the Purchaser or the Company, and any amounts credited against Tax to which the Sellers, the Purchaser or the Company become entitled, shall be for the account of the Company, and the Sellers shall pay over to the Company any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to the Sellers, the Sellers shall pay such amount to the Company within fifteen (15) days after receipt or entitlement thereto.

SPA Executed.doc

(d) Cooperation on Tax Matters.

(i) The Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective tax periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records.

(ii) The Purchaser and the Sellers further agree, upon request, to use their commercially reasonable best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(iii) The Purchaser and the Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to §6043 of the Code and all Treasury Department Regulations promulgated thereunder.

6.03 Post-Closing Health Insurance. The Company shall continue to provide health insurance coverage under the Company’s health insurance plan to the Sellers following the Closing for so long as such coverage is permitted by the Company’s health insurance provider and otherwise by law. The Sellers agree to pay any and all health insurance costs incurred by the Company for such coverage.

6.04 Transfer Taxes. All transfer, sales, use and other such Taxes and fees (“Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Sellers when due, and the Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

6.05 Accounts Receivable. If the Company is unable to collect, after utilizing its commercially reasonable best efforts in the ordinary course of business consistent with past practice, all of the accounts receivable shown on the Final Financial Statements within four (4) months following the Closing, then the Company, at its option, may elect to assign such uncollected

SPA Executed.doc

receivables to Sellers in consideration for payment by the Sellers to the Company of the value of the assigned accounts receivable as shown on the Final Financial Statements (net of reserves). Sellers shall remit such payment to the Company within ten (10) days following delivery of the Company’s written notice of its election in accordance with this section. The Company shall provide the Sellers with all reasonably necessary records of the Company associated with the accounts receivable assigned to the Sellers to enable the Sellers to seek collection of such receivables, and the Sellers shall be permitted to contact the customers for the sole purpose of collecting such assigned accounts receivable.

6.06 Sale of Stock. Prior to Closing, Robert T. O’Leary covenants to resign as a director of Nutrisport Pharmacal, Inc. Within two years following the Closing Date, Robert T. O’Leary covenants to sell his existing equity ownership in Nutrisport Pharmacal, Inc. and prior to such sale, Mr. O’Leary shall limit his activities to those consistent with a passive shareholder in Nutrisport Pharmacal, Inc. and otherwise not in contravention of his Non-Competition Agreement.

6.07 Employee Bonus. The Company shall accrue employee bonuses in the amount of $30,000 on its financial statements for and as of the six months ended June 30, 2004. Additionally, the Company shall accrue employee bonuses in the amount of $30,000 on its financial statements for the three months ended September 30, 2004. The Company covenants to pay such bonuses of at least $60,000 in the aggregate to various employees of the Company on or before seventy-five days following the Closing Date.

6.08 Post-Closing Documents. Subsequent to the Closing, Sellers will execute and deliver from time to time at the request of Purchaser all such further instruments as, in the reasonable opinion of Purchaser’s and the Sellers’ respective counsel, may be required in order to vest in Purchaser full, unencumbered and complete title to the Shares to be conveyed by Sellers to Purchaser hereunder or to maintain intact all right, title and interest of the Company under any contract, license, permit or other document or instrument of the Company or relating to the Business that would otherwise be adversely affected by such transfer of the Shares.

7. PURCHASER’S CONDITIONS OF CLOSING. All obligations of the Purchaser hereunder are subject, at the option of the Purchaser, to the fulfillment prior to or at Closing of each of the following conditions:

7.01. Discovery of Adverse Error, Misstatement or Omission. The Purchaser shall not have discovered any material adverse error, misstatement or omission in information relating to the Company included either herein or in any certificate or document delivered to Purchaser pursuant hereto or in connection with the transactions contemplated hereby including, without limitation, any material adverse error, misstatement or omission in the representations and warranties made by the Sellers or the Company in or pursuant to this Agreement.

SPA Executed.doc

7.02. Representations at Time of Closing. The representations and warranties of the Sellers and the Company contained in this Agreement (including the Schedules and Exhibits hereto) and in any certificate or documents delivered to the Purchaser pursuant hereto shall be deemed to have been made again at and as of the time of Closing with dates therein updated to the Closing Date and, as so updated and made, shall then be true, complete and correct, except for changes in the ordinary course of business not materially adversely affecting the business, properties or financial condition of the Company, or changes required by or contemplated by this Agreement. For purposes of requirements under this Section and the certificate delivered pursuant to Section 7.05 hereof, the reaffirmation of the financial statement representations and warranties as of the Closing Date shall include and apply to any and all annual and interim period financial statements delivered to Purchaser as required under Section 6.01(m) hereof as well as to the Financial Statements and Interim Financial Statements as defined in Section 3.08 hereof.

7.03. Performance of Agreements. The Sellers and the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

7.04. Adverse Change. During the period from the Basic Warranty Date to the Closing Date there shall not have been any material adverse change in the financial condition, assets, liabilities or business of the Company (a “Material Adverse Change”); provided, however, that solely for the purposes of determining whether this condition has been fulfilled, none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Change: (a) changes in general business or economic conditions, (b) changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in United States generally accepted accounting principles, or (e) damage to the Company’s property where the cost of repairing or replacing such damaged property is covered by the Company’s insurance policies.

7.05. Certificate of Officers and Sellers. The Purchaser shall have been furnished with a certificate signed by the President of the Company and by the Sellers, dated the Closing Date, certifying in such detail as the Purchaser may request, that the conditions specified in Subsections 7.02, 7.03 and 7.04 of this Section have been fulfilled and reaffirming and remaking the representations and warranties referred to therein.

7.06. Purchaser’s and Sellers’ Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto shall have been approved by counsel for the Purchaser and the Sellers.

SPA Executed.doc

7.07. Opinion of Sellers’ Counsel. The Purchaser shall have received an opinion of counsel for the Sellers and the Company, dated the Closing Date, in form and substance satisfactory to the Purchaser and its counsel, to the effect that:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, that it has the corporate power to carry on its business as it is then being conducted, and that to the knowledge of Sellers’ Counsel there is no jurisdiction where the character of its property or nature of its business is such as to make qualification to do business by the Company necessary except as stated in such opinion or set forth in SCHEDULE 3.01 to this Agreement.

(ii) The authorized capital stock of the Company is as disclosed in this Agreement and that the shares of capital stock of the Company being delivered by the Sellers pursuant to this Agreement constitute all of the duly issued and outstanding capital stock of the Company, all of which are fully paid and non-assessable.

(iii) The Sellers are the record and beneficial owners of the Shares and have full power and authority to transfer, assign and deliver the Shares to the Purchaser as herein provided, and good, legal, valid, marketable and indefeasible title to such Shares will be passed to the Purchaser, and such transfer of ownership will not result in a violation of, or be invalid under, the laws of any state or country, and to the knowledge of Sellers’ Counsel there are no liens, charges or encumbrances on said Company shares or restrictions on transfer thereof that have not been validly released.

(iv) All corporate actions (and, as to Sellers, other proceedings involving capacity or fiduciary duty, if any) required to be taken by or on the part of the Sellers and the Company to authorize each of them to carry out this Agreement have been duly and properly taken and this Agreement constitutes a legal, valid and binding obligation of the Sellers and the Company enforceable in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor’s rights, and (b) equitable principles affecting enforcement of rights or remedies of creditors or relating to or limiting creditors rights generally, which are discretionary with the court.

(v) To the knowledge of Sellers’ Counsel, all regulatory consents, authorizations, approvals, orders and filings required by federal law or by the laws of any state or other jurisdiction, in order that Sellers and the Company may lawfully execute and deliver this Agreement and transfer the Shares and consummate the transactions contemplated hereby, have been obtained or made; to the knowledge of Sellers’ Counsel, there is no action, temporary restraining order, injunction, suit, proceeding, inquiry or

SPA Executed.doc

investigation at law or in equity, before or by any judicial or administrative court or agency, pending, or to the knowledge of Sellers’ Counsel, threatened against or affecting, or involving the properties or business of, or any securities of, either the Company or, with respect to the Business, any Seller; nor does counsel know of any basis for any such action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation that would adversely affect the transactions contemplated by this Agreement, the ability of the Sellers or the Company to perform their respective obligations under this Agreement or the delivery, validity or enforceability of this Agreement.

(vi) The instruments of transfer and assignment from the Sellers to Purchaser of the Shares of the Company’s capital stock being transferred hereby to be delivered to the Purchaser on the Closing Date have the effect of conveying to the Purchaser good, legal, valid, marketable and indefeasible title to and ownership of said Shares.

(vii) The execution and delivery of this Agreement and the agreements delivered pursuant to this Agreement do not, and the consummation of the transactions contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or Bylaws of the Company, (b) violate, breach or cause a default under the provisions of any mortgage, indenture, lien, lease, will, license, franchise, permit, authorization, concession, agreement, instrument, order, arbitration award, judgment or decree to which the Sellers, the Company or any of them is a party, or by which any of them is bound, nor violate any other restriction of any kind or character of which such counsel has knowledge or to which the Sellers (or any of them), the Company or the Company’s property is subject, or constitute an event that with notice, lapse of time, or both, would result in any such violation, conflict, breach or default, or (c) be a violation by the Company or any Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or constitute an event that with notice, lapse of time, or both, would result in any such violation.

In rendering its opinion such counsel may rely upon certificates of public officials, Sellers and of officers of the Company as to matters of fact, provided that the extent of such reliance is specified in such opinion, and provided that copies of such documents relied upon are delivered to the Purchaser with such opinion.

7.08 [RESERVED]

7.09. Consents, Approvals and Waivers. The Sellers and the Company shall have obtained any and all consents and approvals to the transfer or assignment to the Purchaser of all of the Shares of the Company that may be necessary to avoid any breach of, default by, or acceleration of obligations of the Company under any agreement or instrument by reason of such transfer and assignment, and any waivers by any parties to such agreements necessary to avoid any such

SPA Executed.doc

breaches, defaults or accelerations. In addition, the Sellers and the Company shall have obtained all consents, authorizations, approvals and orders of governmental authorities required in connection with the consummation of the transactions contemplated by this Agreement and necessary in order that the Business can be conducted in all respects after the Closing as it has been conducted prior to the Closing.

7.10. Joint Escrow Letter. Purchaser and Sellers shall deliver a joint instruction letter to the Escrow Agent requesting that the Escrow Agent promptly release from the escrow account the Buyer’s Deposit (as defined in the Escrow Agreement) to the Purchaser, and the Seller’s Deposit (as defined in the Escrow Agreement) to the Sellers.

7.11. Receipt of Other Documents. Purchaser shall have received at or prior to the Closing:

(i) A copy of the Articles of Incorporation or equivalent charter documents of the Company certified as of a recent date by the Secretary of State of Pennsylvania;

(ii) Certificates of recent date issued by the Secretary of State of Pennsylvania, the State of Incorporation of any Subsidiary, and any other state disclosed in this Agreement as a state in which the Company or any Subsidiary is qualified to do business, each to the effect that the Company or such Subsidiary, as the case may be, is validly existing and in good standing under the laws of such state;

(iii) Certified copies of resolutions duly adopted by the Board of Directors of the Company and by the Sellers in their capacity as shareholders authorizing the execution and delivery of this Agreement and the sale and transfer of the Shares to Purchaser;

(iv) Certificates of Incumbency covering all officers of the Company signing this Agreement and any other document delivered in connection herewith, pursuant hereto or at Closing.

(v) Such additional certificates and other documents as Purchaser or its counsel may deem reasonably necessary to evidence the truth and accuracy, as of the Closing Date, of the representations and warranties contained herein or contemplated hereby and the due satisfaction and performance at or prior to Closing of all agreements and covenants to be complied with, satisfied and performed by the Sellers and the Company.

7.12. Orders, Etc. There shall not be in effect any order, injunction, ruling or decree, whether or not appealable, issued by any court or administrative agency of competent

SPA Executed.doc

jurisdiction, that prohibits the consummation of the transactions contemplated by this Agreement, or that impairs materially the ability of Purchaser to realize the benefits of such transactions. If any such order, injunction, ruling or decree is in effect on the Closing Date, the Closing Date, at the option of Purchaser, will be extended for as long as such order, injunction, ruling or decree requires; in such event, the parties shall each use their commercially reasonable best efforts to cause such order, injunction, ruling or decree to be modified, overruled, vacated or otherwise changed so as to permit the Closing to be consummated as soon as possible.

7.13. Pending or Threatened Litigation. There shall not be pending nor shall there be threatened any legal proceeding commenced by any governmental body, or any other person or entity, in which there is sought any order, injunction, ruling or decree by a court or administrative agency of competent jurisdiction, that would prohibit the consummation of the transactions contemplated by this Agreement, or that would impair materially the ability of Purchaser to realize the benefits of such transaction.

7.14. Absence of Insolvency Action. There shall be no action pending or threatened by any creditor of the Company under the laws of any jurisdiction pertaining to bankruptcy, insolvency or receivership that materially affects the ability of the Company to operate the Business or which would deprive the Purchaser of the benefits of this Agreement.

7.15. Employment Agreement with Mr. Mies. The Company shall enter into an employment agreement with Mr. Joseph Mies on the Closing Date in substantially the form attached hereto as EXHIBIT 10.05.

7.16. Lease Agreement with O’Learys. The Company shall enter into the Lease Agreement (as defined in Section 10.08) with the Sellers.

7.17. Completion of Due Diligence. Satisfactory completion of Purchaser’s financial, accounting, business and legal due diligence review of the Company on or before September 23, 2004; provided, however, Purchaser agrees to use its best efforts to complete due diligence by September 20, 2004; provided, further, this condition of closing shall not be deemed fulfilled or waived by the Purchaser solely as to the Purchaser’s review to its satisfaction of the audited Financial Statements and the reviewed Interim Financial Statements until ten days following the delivery to Purchaser of the Financial Statements and Interim Financial Statements pursuant to Section 7.18.

7.18 Financial Statements. Pursuant to Section 5.01, the Sellers shall have furnished to Purchaser promptly after such documents are available the Financial Statements and the Interim Financial Statements.

7.19 Termination of Profit Sharing Plan. Prior to the Closing, (i) the Company shall fund all accrued obligations under the profit sharing plan maintained by the Company, (ii)

SPA Executed.doc

the Company’s profit sharing plan shall have been terminated by appropriate corporate resolutions and any required notices in a manner reasonably satisfactory to the Purchaser, and (iii) the Company shall have delivered a copy of the resolutions duly adopted by the Board of Directors of the Company terminating the Company’s profit sharing plan and authorizing application for an IRS Determination Letter and distribution of plan assets.

8. SELLER’S CONDITIONS OF CLOSING. All obligations of the Sellers and the Company under this Agreement are subject to the condition that:

8.01. Representations at Time of Closing. The Purchaser’s representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects.

8.02. Discovery of Misrepresentations. The Sellers and the Company shall not have discovered any material adverse error, misstatement or omission in the representations and warranties made by the Purchaser herein, and all the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been complied with and performed.

8.03 Guaranty Agreement. The Purchaser shall enter into a guaranty agreement with Seller on the Closing Date in substantially the form attached hereto as EXHIBIT 10.09, for the purpose of guaranteeing the Company’s performance under the Lease Agreement (as defined in Section 10.08).

8.04 Joint Escrow Letter. Purchaser and Sellers shall deliver a joint instruction letter to the Escrow Agent requesting that the Escrow Agent promptly release from the escrow account the Buyer’s Deposit (as defined in the Escrow Agreement) to the Purchaser, and the Seller’s Deposit (as defined in the Escrow Agreement) to the Sellers.

9. CLOSING. Subject to satisfaction of the conditions precedent contained in Article 7 and Article 8, and on the other terms and conditions herein contained, the transactions provided for herein shall be consummated at the Closing to be held at a location mutually agreeable to the parties in Scranton, Pennsylvania, on or about September 30, 2004, but except as otherwise provided herein, not later than October 31, 2004, or at such other time, date and place as the parties may agree upon in writing (such date of Closing herein being the “Closing Date”).

SPA Executed.doc

10. EXCHANGE OF CONSIDERATION. In reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, the following exchanges shall take place at Closing, each of which is both an affirmative obligation of the party specified for making the exchange and a condition to Closing that may be asserted or waived by the party specified for receiving the exchange:

10.01. Cash to Sellers. On the Closing Date, Purchaser will deliver to Sellers by certified or bank check or by wire transfer the sum of (i) Four Million Nine Hundred Fifty Thousand and No/100 Dollars ($4,950,000.00), and (ii) the Sellers’ Loan Payment.

10.02. Cash to Escrow Agent. On the Closing Date, the Purchaser shall deliver into escrow with the Escrow Agent the sum of Five Hundred Fifty Thousand and No/100 Dollars ($550,000.00) for said escrow agent to hold and disburse pursuant to the terms of a Closing Escrow Agreement in the form attached hereto as EXHIBIT 10.02.

10.03. Transfer of Shares. On the Closing Date, the Sellers will sell, assign, transfer and deliver to the Purchaser all of the issued and outstanding capital stock of the Company (“the Shares”) as provided in Section 1 hereinabove, free and clear of any liens, pledges, charges, encumbrances, restrictions and transfer taxes of any kind. The Sellers shall deliver to the Purchaser all of their certificates evidencing the Shares duly endorsed for transfer, or with a duly executed stock power attached, signatures guaranteed.

10.04. Resignations. At the Closing, the Sellers and the Company will deliver resignations of all officers and directors of the Company effective on their acceptance by Purchaser on said date and Robert T. O’Leary shall deliver a copy of his letter to Nutrisport Pharmacal, Inc. resigning as a director of Nutrisport Pharmacal, Inc. effective on or before the Closing.

10.05. Employment Agreement. At the Closing, the Company and Mr. Joseph Mies shall enter into the employment agreement in substantially the form attached hereto as EXHIBIT 10.05.

10.06. Non-Competition Agreement. At the Closing, each of the Sellers will execute and deliver to Purchaser the non-competition agreement in substantially the form attached hereto as EXHIBIT 10.06.

10.07 Seller Release. At the Closing, each of the Sellers will execute and deliver to Purchaser a release agreement in substantially the form attached hereto as EXHIBIT 10.07.

10.08 Lease Agreement. At the Closing, the Company shall enter into a lease agreement with the Sellers for the real property, buildings and improvements located at 701 North Keyser Avenue, Scranton, Pennsylvania 18508 in substantially the form attached hereto as EXHIBIT 10.08 (the “Lease Agreement”).

10.09 Guaranty Agreement. At the Closing, the Purchaser shall enter into a guaranty agreement with Sellers in substantially the form attached hereto as EXHIBIT 10.09, for the purpose of guaranteeing the Company’s performance under the Lease Agreement.

SPA Executed.doc

11. FINAL ADJUSTMENTS.

11.01. Post-Closing Computations. Within twenty (20) days following the Closing Date, the Sellers shall cause to be prepared by an independent registered public accounting firm and shall deliver to the Purchaser the Reviewed Balance Sheet of the Company as of the Closing Date and the related Statements of Operations for the period of July 1, 2004 through the Closing Date and January 1, 2004 through the Closing Date and the Statements of Retained Earnings and Cash Flows for the period of January 1, 2004 through the Closing Date (without giving effect to the Purchaser’s payment of the Sellers’ Loan and which statements shall include all notes and schedules attached thereto) (the “Final Financial Statements”). The Sellers will also complete a notice specifying any adjustment to the Purchase Price required under Subsection 2.02 hereof, (the “Adjustment Notice”), showing in reasonable detail the computation thereof. The Final Financial Statements shall be prepared in accordance with Generally Accepted Accounting Principles. In addition to the Final Financial Statements, an independent registered public accounting firm will perform agreed upon procedures to the Closing Date physical inventory of the Company and to the inventory costing of the Company. The costs and expenses associated with the preparation of the Final Financial Statements and the agreed upon procedures related to the inventory shall be borne one-half by the Purchaser and one-half by the Sellers when due. Following the Closing, the Purchaser will provide the Sellers and the engaged independent registered public accounting firm access during normal business hours to all facilities, properties and documents of the Company reasonably necessary to prepare the Final Financial Statements and perform the agreed upon procedures related to the Company’s inventory. All financial records and information of the Company that relate to the preparation of the Final Financial Statements, the Basic Warranty Date Balance Sheet and the agreed upon procedures will be delivered to the Purchaser with the Final Financial Statements and the Adjustment Notice. The independent registered public accounting firm will provide copies of their non-proprietary workpapers to the Purchaser upon request.

11.02. Dispute Notification and Resolution.

(a) The adjustment to the Purchase Price reflected in the Adjustment Notice and the net book value of the Company reflected on the Final Financial Statements shall be conclusive and binding upon the parties unless the Purchaser, within sixty (60) days after delivery of the Final Financial Statements and the Adjustment Notice, gives the Sellers written notice (a “Notice of Objection”) that it objects to the calculation of net book value or the amount of the adjustment to the Purchase Price, specifying each item objected to, the basis for such objection, the Purchaser’s proposed restatement of each such item and the potential effect of such proposed restatement on the amount payable pursuant to Subsections 2.02.

(b) During the period of ten (10) business days after any Notice of Objection has been given, the Purchaser and the Sellers shall attempt to resolve in writing any such disputed items, and any such resolution will be conclusive and binding upon the parties. If at the end of such ten (10) business-day period the Purchaser and the Sellers have failed to reach written agreement with respect to all of such disputed items, the parties shall submit the unresolved items to

SPA Executed.doc

a third independent registered public accounting firm of recognized standing selected by unanimous consent of the Sellers and the Purchaser or, if such parties cannot agree, selected jointly by Purchaser’s accounting firm and such accounting firm that is representing Sellers in connection with such dispute (the “Arbiter”).

(c) Promptly, but no later than thirty (30) days after its acceptance of its appointment as Arbiter, the Arbiter shall render an opinion as to the disputed items, the calculation of net book value on the Final Financial Statements and the Basic Warranty Date Balance Sheet and the resulting adjustment, if any, to the Purchase Price. Any necessary proceedings before or submissions to the Arbiter shall be informal and need not observe rules of procedure applicable to arbitration or judicial proceedings. The determination of the Arbiter shall be conclusive and binding upon the parties. The Arbiter shall not be required to audit any relevant financial statements or information, and in resolving disputed items the Arbiter may relay on any certificates, documents or other information that it may determine to be appropriate.

(d) The Purchaser and Sellers (as a group) shall each pay one half of the fees, costs and expenses of the Arbiter. The prevailing party may be entitled to an award of pre- and post-award interest as well as reasonable attorneys’ fees incurred in connection with the arbitration and any judicial proceedings related thereto as determined by the Arbiter.

11.03. Payment. Any increase or reduction of the Purchase Price required under Subsections 2.02 and 11.01 shall be paid by Purchaser or Sellers, as the case may be, in immediately available funds. Such payment shall be made (i) within sixty (60) days after the delivery to the Purchaser of the Final Financial Statements pursuant to Subsection 11.01 above, or (ii) if the Purchaser timely gives a Notice of Objection pursuant to Subsection 11.02, within five (5) business days following the final determinations of the Final Financial Statements, the Basic Warranty Date Balance Sheet and the adjustments to the Purchase Price under Subsection 11.02. Any adjustment in the Purchase Price shall be paid within the time periods provided above, and to the extent Sellers are required to deliver such payment to the Purchaser, at the election of Purchaser, such obligation shall constitute a claim against the escrow provided for in Subsection 10.02 above, if not paid within such time. Sellers hereby agree to restore to the Escrow Fund the amount of any such reduction in the Purchase Price paid from the Escrow Fund.

SPA Executed.doc

12. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES.

All of the covenants and agreements contained in or made in connection with or pursuant to this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Purchaser and shall be perpetual; provided, however, that any covenants or agreements that are expressly limited in duration pursuant to the terms thereof shall survive the Closing only for such specified duration. All of the representations and warranties contained in or made in connection with or pursuant to this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Purchaser for the following periods:

(a) The representations and warranties set forth in Subsections 3.02 (Authority), 3.03 (Shares), 3.11 (Taxes), 3.26 (Assets), and 3.30 (Broker) shall be perpetual and without expiration;

(b) Unless a claim has been asserted with respect thereto on or before the expiration of the applicable statute of limitations, the representations and warranties set forth in Subsections 3.21 (Compliance with the Law), 3.24 (Employee Benefit Plans), and 3.29 (Environmental Matters), and any reaffirmation thereof at Closing, shall expire and be of no further force and effect at the end of the applicable statute of limitations for such claim or liability;

(c) Unless a claim has been asserted with respect thereto on or before the expiration of two (2) years after the Closing Date, all other representations and warranties of Sellers provided herein or contemplated hereby, including but not limited to the representations and warranties set forth in Section 3 hereof other than as referenced above, and any reaffirmation thereof at Closing, shall expire and be of no further force and effect after said two year period.

Notwithstanding the foregoing provisions, the Sellers joint and several obligation to indemnify Purchaser pursuant to Section 13 hereof shall continue for the applicable statute of limitations with respect to any claim involving intentional misrepresentation by or on behalf of any Seller or the Company, and any representation and warranty that is the subject of such claim shall survive for such period.

13. INDEMNIFICATION.

13.01. Indemnity of Purchaser. The Sellers and the Company, jointly and severally, agree to indemnify and hold harmless the Purchaser, the Company, and their respective officers, directors, agents and employees, successors and assigns, subject to any applicable limitation in time set forth in Section 12 above, from and against and in respect of any and all claims, demands, actions, suits, losses, costs, damages, consequential damages, liabilities, charges, expenses, obligations, judgments, lost profits, diminution in value and deficiencies of any kind or character, including, without limitation, interest and penalties, which may be asserted or secured against, sustained, suffered or incurred by Purchaser, the Company or any of such other persons and arises out of or in any manner is incident to, relates to or is attributable to:

(i) Any misrepresentation, misstatement, omission, breach of warranty or nonfulfillment of any obligation, covenant or condition on the part of Sellers or the Company (a) herein or in any Schedule or Exhibit hereto, or (b) in any certificate or other instrument or document furnished to the Purchaser in connection herewith;

SPA Executed.doc

(ii) Any liability or obligation of the Company or Sellers to be satisfied by Sellers pursuant to the terms hereof, whether accrued, absolute, contingent or otherwise and whether known or unknown, due or which became due;

(iii) Any failure by Sellers to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by them under this Agreement or any Schedule or Exhibit hereto or under any certificate or other document or agreement executed by any of them in connection herewith or the Closing hereunder; and

(iv) Any and all material actions, suits, proceedings, demands, assessments or judgments, including legal and other necessary and reasonable costs and expenses, incident to any of the foregoing, including but not limited to any assessments or judgments, including legal and other necessary and reasonable costs and expenses incurred by the Company as a result of the litigation set forth on SCHEDULE 3.22.

Any claims for indemnification hereunder shall first be made against the Escrow Fund but shall not be limited in amount or recourse to such Escrow Fund. Notwithstanding the foregoing provisions of this Subsection 13.01, the Company’s obligations to indemnify Purchaser hereunder shall terminate upon completion of the Closing on the Closing Date. The indemnity obligation of Sellers and the Company hereunder shall be without limitation on any other rights or claims that Purchaser may have against Sellers or the Company, whether under the terms of this Agreement or otherwise.

13.02. Limits on Indemnification. A claim will be deemed covered by this Section 13 if it arises within the period set forth in Section 12 above that is applicable to such claim and notice is given to the party against whom it is made no later than sixty (60) days after expiration of said period. The Purchaser agrees to give to the Sellers reasonable notice of any claim for which any of them would be liable for indemnification hereunder. Notwithstanding the foregoing, the Sellers shall only be liable to the extent the cumulative amount of all such damages and liabilities (including reasonable related indemnification costs and expenses) for which Sellers, but for this sentence, would be liable under this Agreement or any certificate or instrument furnished to Purchaser or the Company pursuant hereto, exceed Twenty-Seven Thousand Five Hundred Dollars ($27,500) (hereinafter the “Basket”); provided, however, that the Basket shall not apply to (i) any claim relating to any intentional misrepresentation by or on behalf of the Sellers or the Company, (ii) any claim for any liability of the Company that is not reflected in the Company’s Final Financial Statements or any claim for any liability to be retained or paid by one or more of the Sellers pursuant to the terms of this Agreement or any Schedule or Exhibit hereto, (iii) any adjustment of the Purchase Price pursuant to Section 11 above, (iv) a breach of any obligation or covenant of the Company or the Sellers hereunder or any Schedule or Exhibit hereto or under any certificate or other document or agreement executed by any of them in connection herewith or the Closing

SPA Executed.doc

hereunder, or (v) any inaccuracy or incorrectness in any representation or warranty contained in Section 3.02, 3.03, or 3.30 hereof. Notwithstanding the foregoing, the maximum liability of the Sellers pursuant to Section 13 shall be equal to seventy-five percent (75%) of the Purchase Price (as adjusted pursuant to Section 2.02) paid by the Purchaser.

13.03. Defense of Claims. In the event any claim, action, suit or proceeding is made or brought by any third party against the Company or Purchaser, or if any governmental enforcement agency shall propose to issue an order, with respect to which Sellers may have liability under this Agreement, the Sellers shall be entitled to participate in, and, to the extent that they shall wish, to assume the defense thereof, with independent counsel reasonably satisfactory to such indemnified party. If the Sellers elect to assume the defense of any such third-party claim, the Sellers shall have the right to contest, pay, settle or compromise any such claim on such terms and conditions as they may determine, provided that the Sellers shall not pay, settle or compromise any such claim without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. If the Sellers do not elect to assume the defense of any such claim, the Purchaser may engage counsel to assume the defense and may contest, pay, settle or compromise any such claim on such terms and conditions as the Purchaser may determine, provided that the Purchaser shall not pay, settle or compromise any such claim without the prior consent of the Sellers or their agent (as provided for below), which consent shall not be unreasonably withheld or delayed. The fees and disbursements of such counsel shall be among the expenses for which Purchaser is indemnified pursuant to Section 13 hereof. Purchaser and the Sellers, as the case may be, shall (as the other may reasonably request) keep the other fully informed of such claim, action, suit or proceeding at all stages thereof whether or not such party is represented by its own counsel.

13.04. Dispute Resolution. Any dispute between Sellers and Purchaser relating to a claim for indemnification shall be resolved as follows:

(i) If the parties agree that the dispute is one involving financial matters, such dispute shall be referred to and determined by an independent registered public accounting firm mutually acceptable to the parties in accordance with the procedure set forth in Section 11.02. In the event they cannot agree on such selection, Purchaser and Sellers shall each nominate an independent registered public accounting firm as its or their representative and the two independent registered public accounting firms so nominated shall jointly select a third independent registered public accounting firm. In such event, the resolution of the dispute shall be decided by a majority of the three independent registered public accounting firms and the parties shall receive written notice of the decision, with the reasons and related documentation and accounting papers therefor set out. The resolution of the dispute by the independent registered public accounting firm or firms shall be final and binding upon all parties as to financial matters, but shall not extend to any nonfinancial interpretation of this Agreement unless Purchaser and Sellers shall mutually agree in writing to the contrary.

SPA Executed.doc

(ii) If the dispute does not involve financial matters, or if the parties are unable to agree whether the dispute involves financial matters, then the dispute shall be submitted to and settled by arbitration as provided in Section 30 hereof.

13.05. Effect of Purchaser’s Knowledge. Any knowledge of any matter by Purchaser or any disclosure to Purchaser by Sellers of any matter shall not reduce or affect any indemnification claim of Purchaser hereunder unless and except for any disclosures by Sellers on any schedule hereto delivered at the time of execution hereof.

14. FEES AND EXPENSES. The Sellers, at their own cost, agree to be liable for and pay the following liabilities or expenses:

(i) Fees and expenses of any person for financial services or brokerage services rendered to the Sellers in connection with the sale contemplated by this Agreement;

(ii) Fees and expenses of legal counsel and accountants or accounting firms and other advisors retained by the Sellers or the Company in connection with the sale contemplated by this Agreement; and

(iii) Documentary stamp taxes or other similar charges, income taxes or other taxes incurred by the Sellers or the Company as a result of the sale of the Shares to the Purchaser.

Notwithstanding the foregoing, up to $70,000 of the fees and expenses payable to Kronick Kalada Berdy & Co., P.C. that are incurred by the Company in connection with the preparation of the Financial Statements and the Interim Financial Statements may be accrued on the Final Financial Statements and/or paid by the Company prior to Closing.

15. BROKERAGE. Except as specified in SCHEDULE 3.30, the parties hereby represent each to the other with respect to their own actions, that no person, firm or corporation is entitled to any brokerage commissions, finder’s fees, or rights to similar compensation on account of services purportedly rendered on behalf of or at the request of any of the parties in connection with this Agreement or the transactions contemplated hereby.

SPA Executed.doc

16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or to a national courier service, or mailed by registered or certified mail, return receipt requested, to the addresses herein designated or at such other address as may be designated in writing by notice given personally or by national courier service or by registered or certified mail return receipt requested:

If to the Sellers (or the Company up to the Closing), to:

Robert T. O’Leary

P.O. Box 132

Scranton, Pennsylvania 18504

Telephone: (570) 563-3026

and a copy to:

Hourigan, Kluger & Quinn, PC

Suite 200, 434 Lackawanna Avenue

Scranton, PA 18503

Attention: Richard S. Bishop, Esq.

Telephone: (570) 346-8414

Facsimile: (570) 961-5072

If to Purchaser or the Company after the Closing, to:

Dynamic Health Products, Inc.

6911 Bryan Dairy Road, Suite 210

Largo, Florida 33777

Attention: Mandeep Taneja

Telephone: (727) 329-1845

Facsimile: (727) 329-1846

and a copy to:

Shumaker, Loop & Kendrick, LLP

101 East Kennedy Blvd., Suite 2800

Tampa, FL 33602

Attention: Gregory C. Yadley, Esq.

Telephone: (813) 229-7600

Facsimile: (813) 229-1660

17. TERMINATION. This Agreement may be terminated and Purchaser’s acquisition of the Shares abandoned at any time prior to the Closing Date:

(i) by the mutual consent in writing of Purchaser and the Sellers;

(ii) by Purchaser, on the one hand, or by Sellers, on the other hand, if all transactions contemplated by this Agreement shall not have been consummated on or

SPA Executed.doc

before the later of: (A) October 31, 2004, and (B) ten (10) days following the Due Diligence Termination Date (as defined below), if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by (Y) any material breach of any representation, warranty or covenants of this Agreement by the party electing to terminate pursuant to this Section 17(ii), and (Z) the failure by the party electing to terminate this Agreement pursuant to this Section 17(ii) to satisfy or fulfill all of the conditions of closing of the non-terminating party;

(iii) by Purchaser, on the one hand, or by Sellers, on the other hand (provided that the terminating party is not then in breach of any material representation, warranty, covenant or other agreement contained herein), in the event that (A) any of the conditions of closing of the non-terminating party to consummate the Closing cannot be satisfied or fulfilled, or (B) there shall be any litigation (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) seeking damages in connection with the consummation of the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the consummation of the transactions contemplated by this Agreement;

(iv) by Purchaser, if Purchaser shall have determined that any fact, event or condition exists that, in the reasonable judgment of Purchaser, is materially at variance with any warranty or representation of Sellers or the Company set forth in this Agreement or is a material breach of any covenant or agreement of Sellers or the Company contained in this Agreement;

(v) by Purchaser if the Company or Sellers breach the Exclusive Dealing covenant set forth in Section 6.01(u); or

(vi) by Purchaser on or before the later of (the “Due Diligence Termination Date”): (i) September 23, 2004, if Purchaser, in its sole and absolute discretion, is not satisfied with the results of Purchaser’s financial, accounting, business and legal due diligence review of the Company, and (ii) ten days following the delivery to Purchaser of the audited Financial Statements and reviewed Interim Financial Statements, if Purchaser, in its sole and absolute discretion, is not satisfied with the results of Purchaser’s review of the audited Financial Statements and the reviewed Interim Financial Statements.

18. BREAK-UP FEE.

(a) The Escrow Agent shall release to the Sellers the Break-up Fee deposited by the Purchaser in accordance with the disbursement procedures set forth in the Escrow Agreement, if the Agreement is terminated by the Sellers pursuant to Section 17(ii).

SPA Executed.doc

(b) The Escrow Agent shall release to the Purchaser One Hundred Thousand and No/100 Dollars ($100,000.00) deposited by the Sellers in accordance with the disbursement procedures set forth in the Escrow Agreement, if the Agreement is terminated by the Purchaser pursuant to Section 17(v).

19. GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

20. ASSIGNABILITY. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; provided, however, that rights and obligations of Purchaser under this Agreement may be assigned to any affiliate of Purchaser, without any such prior written consent by any other party hereto.

21. ENTIRE AGREEMENT. This instrument, together with the Schedules and Exhibits hereto and the financial statements referred to herein, contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and representations.

22. AMENDMENTS. This Agreement may be changed or modified only by an instrument executed by the Sellers and by the Company and the Purchaser acting by their respective officers thereunto duly authorized by their respective Boards of Directors.

23. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedy under or by reason of this Agreement.

24. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and do not affect the interpretation or meaning of this Agreement.

25. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

26. UNANIMITY. This Agreement shall not become valid or effective or a binding legal obligation on any party hereto until duly executed by the Purchaser, the Sellers and the Company. Until such complete execution it shall constitute a continuing offer by the Purchaser which may be withdrawn at any time.

27. SURVIVAL. If the Closing is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating

SPA Executed.doc

to the transaction which is not consummated shall be deemed to be terminated or extinguished, except Sections 5.02, 6.01(t), and 13-30 shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate.

28. WAIVER. The waiver by any party hereto of any breach, default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation, or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

29. REMEDIES ON DEFAULT. No remedy conferred by any of the specific provisions of this Agreement or any document contemplated in this Agreement is intended to be exclusive of any other remedy so conferred, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or at equity or by statute or otherwise. The election of one or more remedies hereunder by any party hereto shall not constitute a waiver of the right to pursue other available remedies hereunder.

30. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or any transactions provided for herein, or the breach thereof, other than a claim for injunctive relief or a claim for specific performance prior to the Closing Date, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time demand for arbitration is made by any party. The evidentiary and procedural rules in such proceedings shall be kept to the minimum level of formality that is consistent with such Commercial Arbitration Rules. One arbitrator shall be named by Purchaser, a second shall be named by Sellers, and the third arbitrator shall be named by the two arbitrators so chosen. In the event that the third arbitrator is not agreed upon, he or she shall be named by the American Arbitration Association. Arbitration shall occur in New York, New York, or such other location agreed to in writing by Sellers and Purchaser. The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out. The award made by all or a majority of the panel of arbitrators shall be final and binding, and judgment may be entered in any court of law having competent jurisdiction. The award is subject to confirmation, modification, correction, or vacation only as explicitly provided in Title 9 of the United States Code. The prevailing party may be entitled to an award of pre- and post-award interest as well as reasonable attorneys’ fees incurred in connection with the arbitration and any judicial proceedings related thereto as determined by the arbitrator(s). Any action at law or in equity arising out of or relating to this Agreement and permitted under or notwithstanding the provisions of this Section shall be brought only in a court of competent jurisdiction located in the Commonwealth of Pennsylvania, and, for purposes of any such action, the parties hereby expressly consent and agree to be subject to and to submit themselves to the jurisdiction of the courts in such location.

SPA Executed.doc

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PURCHASER		THE COMPANY
Dynamic Health Products, Inc.		Bob O’Leary Health Food Distributor Co., Inc.

By:	/s/ Mandeep K. Taneja	By:	/s/ Robert T. O’Leary
	Mandeep K. Taneja, CEO and President		Robert T. O’Leary, President

/s/ Robert T. O’Leary
Robert T. O’Leary, Seller

/s/ Linda O’Leary
Linda O’Leary, Seller

S-1